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                THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES

                                                                      EXHIBIT 21

                      ACTIVE SUBSIDIARIES OF THE REGISTRANT
                             AS OF FEBRUARY 28, 2003

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                          NAME                                                         STATE OR COUNTRY
------------------------------------------------------                                 ----------------
Brock Suite Hotels, Inc. and subsidiaries.......................................            Delaware
Brookwood Companies Incorporated and subsidiaries...............................            Delaware
HCRE California, Inc............................................................           California
HSC Securities Corporation......................................................            Delaware
HWG, LLC........................................................................            Delaware
HWG Holding One, Inc............................................................            Delaware
HWG Holding Two, Inc............................................................            Delaware
HWG Realty Investors, LLC and subsidiaries......................................            Delaware
Hallwood Commercial Real Estate, LLC............................................            Delaware
Hallwood Hotels, Inc. and subsidiaries..........................................            Delaware
Hallwood Investment Company.....................................................       Grand Cayman Island
Hallwood Realty, LLC............................................................            Delaware
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